Exhibit 99

Radyne Corporation

Consolidated Balance Sheets

December 31, 2006 and 2005

(in thousands, except share data)

	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$27,540	$16,928
Accounts receivable—trade, net of allowance for doubtful accounts of $266 and $804, respectively	27,828	20,337
Inventories	21,106	18,057
Deferred tax assets	2,593	3,010
Prepaid expenses and other assets	1,196	864

Total current assets	80,263	59,196

Goodwill	29,950	30,333
Intangible assets	5,567	6,706
Deferred tax assets, net	190	—
Property and equipment, net	3,822	4,098
Other assets	212	295

Total Assets	$120,004	$100,628

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,959	$5,054
Accrued expenses	9,994	9,045
Customer advance payments	1,057	2,319
Current portion of long-term debt	—	1,000
Income taxes payable	981	609

Total current liabilities	17,991	18,027

Long-term debt, less current portion	—	3,750
Deferred tax liability	—	752
Deferred rent	148	413
Accrued stock option compensation	—	46

Total liabilities	18,139	22,988

Commitments and contingencies (notes 9 and 17)
Stockholders’ equity:
Common stock; $.001 par value—authorized, 50,000,000 shares; issued and outstanding, 18,351,576 shares and 17,334,467 shares, respectively	18	17
Additional paid-in capital	75,500	63,171
Retained earnings	26,315	14,450
Other comprehensive income	32	2

Total stockholders’ equity	101,865	77,640

Total Liabilities and Stockholders’ Equity	$120,004	$100,628

Radyne Corporation

Consolidated Statements of Operations

For the Years Ended December 31, 2006, 2005 and 2004

(in thousands, except per share data)

	Year ended December 31,
	2006	2005	2004
Net sales	$134,209	$103,263	$56,578
Cost of sales	77,738	57,251	26,435

Gross profit	56,471	46,012	30,143

Operating expenses:
Selling, general and administrative	28,627	21,777	15,420
Research and development	10,947	8,824	5,330

Total operating expenses	39,574	30,601	20,750

Earnings from operations	16,897	15,411	9,393

Other (income) expense:
Interest expense	241	252	29
Interest and other income	(1,359)	(665)	(492)

Earnings before income taxes	18,015	15,824	9,856

Income tax expense (benefit)	6,150	5,138	(3,644)

Net earnings	$11,865	$10,686	$13,500

Earnings per share:
Basic	$0.66	$0.63	$0.83

Diluted	$0.63	$0.60	$0.79

Weighted average number of common shares outstanding:
Basic	18,026	16,838	16,357

Diluted	18,845	17,700	17,136

Radyne Corporation

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

Years ended December 31, 2006, 2005 and 2004

(in thousands)

	Common Stock		Additional Paid-in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive income	Total
	Shares	Amount
Balance, December 31, 2003	16,131	16	53,102	(9,500)	—	43,618
Exercise of stock options	435	—	1,572	—	—	1,572
Issuance of common stock through employee stock purchase plan	70	—	460	—	—	460
Common stock repurchased and retired	(403)	—	(2,555)	(236)	—	(2,791)
Tax benefit from stock option exercises	—	—	1,835	—	—	1,835
Comprehensive income:
Net earnings	—	—	—	13,500	—	13,500

Comprehensive income						13,500

Balance, December 31, 2004	16,233	16	54,414	3,764	—	58,194
Exercise of stock options	462	1	2,053	—	—	2,054
Exercise of stock warrants	311	—	2,717	—	—	2,717
Issuance of common stock through employee stock purchase plan	109		768	—	—	768
Shares issued—acquisition	220	—	2,018	—	—	2,018
Acceleration of stock options	—	—	365	—	—	365
Tax benefit from stock option exercises			836	—	—	836
Comprehensive income:
Foreign translation adjustment	—	—	—	—	2	2
Net earnings	—	—	—	10,686	—	10,686

Comprehensive income						10,688
Balance, December 31, 2005	17,335	$17	$63,171	$14,450	$2	$77,640

Exercise of stock options	870	1	6,265	—	—	6,266
Issuance of common stock through employee stock purchase plan	127	—	1,190	—	—	1,190
Stock compensation—stock awards	20	—	259	—	—	259
Stock compensation—stock options granted	—	—	1,699	—	—	1,699
Stock compensation—ESPP	—	—	429	—	—	429
Tax benefit from stock option exercises	—	—	2,487	—	—	2,487
Comprehensive income:
Foreign translation adjustment	—	—	—	—	30	30
Net earnings	—	—	—	11,865	—	11,865

Comprehensive income	—	—	—	—	—	11,895

Balance, December 31, 2006	18,352	18	75,500	26,315	32	101,865

Radyne Corporation

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2006, 2005 and 2004

(in thousands)

	Years ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net earnings	$11,865	$10,686	$13,500
Adjustments to reconcile net earnings to net cash provided by operating activities:
Asset impairment charge	—	—	135
Provision for bad debt	374	(331)	318
Deferred income taxes	187	3,070	(5,663)
Gain on disposal of assets	(264)	(53)	(23)
Depreciation and amortization	3,441	2,378	1,246
Tax benefit from stock plan dispositions	—	836	1,835
Stock compensation expense	2,387	365	—
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(7,865)	(4,787)	(266)
Inventories	(3,049)	542	(366)
Prepaid expenses and other current assets	(332)	324	(364)
Other assets	66	(44)	20
Accounts payable	682	(2,262)	(615)
Accrued expenses	949	1,971	1,571
Income taxes payable	372	286	57
Customer advance payments	(1,262)	347	(728)
Long-term obligations	(265)	(399)	19
Accrued stock option compensation	(46)	(100)	(59)

Net cash provided by operating activities	7,240	12,829	10,617

Cash flows from investing activities:
Acquisition, net of cash	(104)	(43,538)	—
Capital expenditures	(2,134)	(2,053)	(822)
Proceeds from sales of property and equipment	388	104	148

Net cash used in investing activities	(1,850)	(45,487)	(674)

Cash flows from financing activities:
Borrowing from notes payable	—	5,000	—
Payments under notes payable	(4,750)	(250)	—
Repurchase of common stock	—	—	(2,791)
Net proceeds from sale of common stock to employees	1,190	768	460
Exercise of stock options	6,265	2,054	1,572
Exercise of redeemable warrants	—	2,717	—
Tax benefit from stock plan dispositions	2,487	—	—
Principal payments on capital lease obligations	—	(5)	(14)

Net cash (used in) provided by financing activities	5,192	10,284	(773)

Net (decrease) increase in cash and cash equivalents	10,582	(22,374)	9,170
Effects of exchange rate changes on cash and cash equivalents	30	2	—
Cash and cash equivalents, beginning of year	16,928	39,300	30,130

Cash and cash equivalents, end of year	$27,540	$16,928	$39,300

Supplemental disclosures of cash flow information:
Cash paid for interest	$275	$176	$29

Cash paid for taxes	$3,104	$623	$125

Non-cash investing activities:
Issuance of 219,709 shares of common stock in acquisition	$—	$2,018	$—

Adjustments for Xicom acquisition accounting, primarily for tax credits identified during allocation period	$488	$—	$—